UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26887	77-0396307

(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA (Address of principal executive offices)	94085 (Zip Code)

(408) 616-4000
(Registrant’s telephone number)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
SIGNATURE

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

     (a) On May 2, 2005, Silicon Image, Inc. (the “Registrant”) received a notification letter from the NASDAQ Listing Qualifications Hearings Department indicating that the Registrant is not in compliance with certain NASDAQ Marketplace Rules for the following reasons:

1)	The Registrant filed its Form 10-K for the year ended December 31, 2004, with the Securities and Exchange Commission on March 16, 2005. The Form 10-K included certifications of the Registrant’s principal executive officer and principal financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 that complied with certification requirements for the preceding year, but inadvertently did not comply with current certification requirements. The Registrant subsequently filed an amendment to the Form 10-K that contained only corrected certifications. NASDAQ has informed the Registrant that it deems the amended filing to be incomplete because the Registrant did not include the body of the entire Form 10-K with the corrected certifications, and that as a result the Registrant is not in compliance with NASDAQ Marketplace Rule 4310(c)(14).

2)	Due to the resignations of four independent directors from the Registrant’s board of directors (the “Board”) on April 24, 2005, a majority of the Board is not comprised of independent directors, and the Registrant’s audit committee is not comprised of three independent directors, including at least one director with requisite financial sophistication. As a result, the Registrant is not in compliance with NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(2).

     On May 3, 2005, the Registrant received another notification letter from the Hearings Department indicating that, due to the incomplete filing of its Form 10-K for the year ended December 31, 2004, the Registrant’s trading symbol will change from “SIMG” to “SIMGE” commencing on May 5, 2005.

     The Registrant intends to take appropriate steps to seek to bring the Registrant into compliance with the NASDAQ Marketplace Rules in a timely manner. However, there can be no assurance that NASDAQ will allow the continued listing of the Registrant’s common stock on the NASDAQ National Market.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2005	SILICON IMAGE, INC.

	By:	/s/ Patrick Reutens

Patrick Reutens Chief Legal Officer